Exhibit 23.3



Consent of McManus & Company, PC
Independent Public Accountants


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Regarding this registration statement of Eagle Broadband, Inc., on Form S-3, we consent to the reference of our firm under the caption Experts and the inclusion of our report dated December 13, 2002, (except as to Note 2 on which the date is July 27, 2004) relating to the consolidated financial statements, which appear in the Annual Report on Form 10-K for the year ended August 31, 2002.


/S/ MCMANUS & COMPANY, PC
-------------------------
McManus & Company, PC
Rockaway, New Jersey
December 1, 2004